Exhibit 1.2

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of May 31, 2007 (this “Joinder Agreement”), is among Universal Hospital Services, Inc. (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC, as representatives of the initial purchasers under the Purchase Agreement (the “Initial Purchasers”).

Reference is hereby made to the Purchase Agreement, dated May 22, 2007 between UHS Merger Sub, Inc. (the “Issuer”) and the Initial Purchasers (the “Purchase Agreement”). Terms used and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

The Company hereby unconditionally and irrevocably expressly assumes and confirms, and agrees to perform and observe, each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of “the Issuer” or “the Company” under the Purchase Agreement as if the Company were an original signatory to the Purchase Agreement as of the date thereof.

The undersigned officer of the Company does hereby certify, in his or her capacity as an executive officer of the Company, that the representations and warranties contained in the Purchase Agreement are true and correct with respect to the Company as of the date hereof and as of the date thereof.

The undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as any other undersigned party may reasonably require to effect the purpose of this Joinder Agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

Dated: May 31, 2007

UNIVERSAL HOSPITAL SERVICES, INC.

By:	/s/ Rex T. Clevenger
	Name:	Rex T. Clevenger
	Title:	Executive Vice President and
Chief Financial Officer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
WACHOVIA CAPITAL MARKETS, LLC
Acting on behalf of themselves
and as the Representatives
of the Initial Purchasers

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Sarang Gadkari
	Name:	Sarang Gadkari
	Title:	Managing Director